Exhibit 99.1

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by pm Eastern Time, on , 2024.

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Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them in the accompanying proxy statement/prospectus.

Proposals — The Board of Directors recommends a vote FOR Proposals 1-3. THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. The spin-off proposal, a proposal to approve the terms of the spin-off pursuant to which (i) holders of Liberty Global Class A and Class C common shares receive one Sunrise Class A Common Share, each with one vote per share, in the form of one Sunrise Class A ADS, for every five Liberty Global Class A and Class C common shares, as applicable, owed by such holders and (ii) holders of Liberty Global Class B common shares receive two Sunrise Class B Shares, each with one vote per share, in the form of two Sunrise Class B ADS, for each Liberty Global Class B common share owed by such holders.

For	Against	Abstain

2. The share premium reduction proposal, a proposal to approve a reduction of Liberty Global’s share premium account without any payment by Liberty Global to Liberty Global’s shareholders, up to a maximum amount equal to the current balance of Liberty Global’s share premium account, and the grant of authority to the Liberty Board to determine the exact amount of the share premium reduction by reference to the equity market value of Sunrise on the effective date of the spin-off.

For	Against	Abstain

3. The adjournment proposal, a proposal to give Liberty Global the authority to adjourn or postpone the Special Meeting if necessary or appropriate, including to solicit additional proxies in favor of the first two proposals, if there are insufficient votes at the time of the Special Meeting to approve the first two proposals or in the absence of a quorum.

For	Against	Abstain

The full text of the resolutions is set forth in the Notice of Special Meeting.

IF APPOINTING A PROXY BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Special Meeting Admission Ticket

Special Meeting of Liberty Global Ltd. Shareholders

p.m. Mountain Time on   , 2024

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them in the accompanying proxy statement/prospectus.

The Special Meeting will be held at 1550 Wewatta Street, Suite 1000, Denver, Colorado at   p.m. Mountain Time on   , 2024, unless the Special Meeting is adjourned or postponed. If you plan to attend the Special Meeting, please tear off and keep the upper portion of this proxy card as your ticket for admission to the Special Meeting. This ticket, along with a form of personal identification, admits the named shareholder(s) and one guest.

As described in more detail in the proxy statement/prospectus, Liberty Global is proposing to effect a spin-off of its Swiss operations to Liberty Global’s shareholders. The structure of the spin-off triggers shareholder votes under Liberty Global’s bye-laws to approve (i) the distribution of Sunrise Class A Common Shares and Sunrise Class B Shares to Liberty Global’s shareholders, in each case to be distributed in the form of Sunrise Class A ADSs and Sunrise Class B ADSs, as applicable, and (ii) the reduction of Liberty Global’s share premium account, in each case in the manner described in the proxy statement/prospectus.

Your vote is important. Regardless of whether you plan to attend the Special Meeting, it is important that your Liberty Global Class A common shares and Liberty Global Class B common shares be voted. Accordingly, we ask that you appoint a proxy in respect of your Liberty Global Class A common shares and Liberty Global Class B common shares as soon as possible using one of three convenient methods: over the internet, by phone or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy card.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders:

The Notice of Special Meeting and the proxy statements/prospectus are available at: www.envisionreports.com/LGIP.

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Liberty Global Ltd.

Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting    , 2024

Bryan H. Hall and Jennifer A. Hodges, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Liberty Global to be held on   , 2024 or at any postponement or adjournment thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS FOR ALL PROPOSALS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPEICAL MEETING.

To be valid, this card must be completed and returned in the enclosed envelope to [Proxy Services c/o Computershare Investor Services, PO Box 505008, Louisville, KY 40233], together with the power of attorney or other authority (if any) under which it is signed or a certified copy of such authority, or electronically at www.envisionreports.com/LGIP, by   , 2024.

(Items to be voted appear on reverse side)

Non-Voting Items

Change of Address — Please print new address below.
Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.